Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation August 2022

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic and its potential effects on the economic environment, changes in interest rates and other general economic, business and political conditions, and the impact of inflation. These risks and uncertainties should be consi dered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors that could materially affect Midland’s financial results, ar e included in Midland’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Company Snapshot ▪ $7.4 billion asset community bank established in 1881 and headquartered in Effingham, Illinois » Largest Illinois - based community bank 1 ▪ $3.6 billion Wealth Management business ▪ Commercial bank focused on in - market relationships with national diversification in equipment finance ▪ 53 branches in Illinois and Missouri ▪ 16 successful acquisitions since 2008 Notes: 1) Community bank defined as banks with less than $10 billion in assets; Source: S&P Capital IQ 2) All financial data as of June 30, 2022

4 Financial Services & Banking Center Footprint

5 Notes: 1. As of June 30, 2022 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Well diversified loan portfolio across asset classes, industries and property types Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable core deposit franchise with 32% non - interest bearing accounts 1 Illinois and contiguous states provide ample opportunities for future acquisitions Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform for scalability Leveraging technology to drive revenue growth, increase market share, and enhance the customer experience 32%

6 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland’s operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

7 Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20 + years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 Experienced Senior Management Team

Successful Acquisition History

- **Midland States has completed 16 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition**
- **Demonstrated history of earnings expansion**
- **Deliberate diversification of geographies and revenue channels**
- **Successful post-closing integration of systems and businesses**
- **Most recent acquisition: FNBC branch acquisition (closed in Q2 2022)**

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	**AMCORE Bank, N.A.**	**Love Savings / Heartland Bank**	**Sterling Bancorp**	**Centrue Financial**	**Alpine Bancorp.**	**HomeStar Financial**
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	-	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

Midland States Bancorp, Inc.

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9 Overview of FNBC Branch Acquisition Key Highlights ▪ Completed in Q2 2022 ▪ Acquired one branch and the deposits and certain loans from two FNBC Bank & Trust locations ▪ Added branch in Mokena, IL ▪ Increases Midland’s exposure to faster growing markets in Northern Illinois ▪ Improves ability to capitalize on new client and talent acquisition opportunities created by bank merger activity in Chicago MSA Financial Impact ▪ Added attractively priced core deposits ▪ $80 million of deposits ▪ More than 35% of deposits are noninterest - bearing accounts ▪ Cost of deposits of less than 0.10% ▪ Added ~$17 million in loans ▪ Slightly accretive to earnings on an immediate basis Extends Footprint Closer to Chicago

10 Successful Execution of Strategic Plan… Total Assets (at period - end in Billions) CAGR: 17% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp. ($1,243) 2019: HomeStar Financial Group ($366) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.9 $7.4 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Selected Acquisitions

11 $17.31 $17.00 $18.64 $19.31 $21.66 2017 2018 2019 2020 2021 …Leads to Creation of Shareholder Value Note: (1) Tangible book value per share is a non - GAAP financial measure; tangible book value per share is defined as tangible common equit y divided by shares of common stock outstanding; please refer to the reconciliation in the Appendix Tangible Book Value Per Share (1) (at period - end) Dividends Declared Per Share 22 Consecutive Years of Dividend Increases (annualized) $0.80 $0.88 $0.97 $1.07 $1.12 $1.16 2017 2018 2019 2020 2021 2022 (annualized) CAGR: 5.8% CAGR: 7.7%

12 …And Increased Profitability Adjusted Diluted EPS (1) Adjusted ROATCE (1) $1.89 $2.39 $2.54 $1.70 $3.65 2017 2018 2019 2020 2021 11.32% 15.00% 14.44% 9.24% 18.33% 18.65% 2017 2018 2019 2020 2021 1H 2022 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. CAGR: 17.9%

Strategic Initiatives Strengthening Franchise

Significant Corporate Actions Since Coming Public in 2016…

Scale

Action	Strategic Rationale	Financial Impact	2016	2021
Three whole bank acquisitions	• Low-cost deposits	Total Assets	$3.2B	$7.4B
Four Wealth Management acquisitions	• Recurring revenue	AUA	$1.7B	$4.2B
Expanded equipment finance group	• Diversify revenue with attractive risk-adjusted yields	Equipment Finance	$191M	$945M

Efficiency

Action	Strategic Rationale	Financial Impact	2016	2021
Branch network and facility reductions	• Increasing adoption of digital	Efficiency Ratio[1]	68.66%	57.05%
Sale of Commercial FHA Loan Origination platform	• Remove inconsistent revenue and profit contributor • Retain low-cost servicing deposits	Deposits/Branch	$53M	$118M
Accelerate technology investments	• Harnessing data to drive efficiencies for increased wallet share			

Notes:
(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Midland States Bancorp, Inc.

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14 Strategic Initiatives Strengthening Franchise …Have Produced Improved Growth and Profitability Total Loans $2,320 $3,227 $4,138 $4,401 $5,103 $5,225 2016 2017 2018 2019 2020 2021 (in millions, as of year - end) Wealth Management Revenue $8.09 $13.34 $20.51 $21.83 $22.80 $26.81 2016 2017 2018 2019 2020 2021 (in millions) Adjusted Pre - Tax Pre - Provision Earnings (1) Efficiency Ratio (1) $50.0 $61.9 $83.7 $101.3 $108.9 $120.4 2016 2017 2018 2019 2020 2021 68.66% 66.66% 66.08% 61.53% 59.42% 57.05% 2016 2017 2018 2019 2020 2021 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

	Consumer	Small Business	Commercial	Wealth
Customer Facing	Flexible Overdrafts (Q1 2022) – VELOCITY	Commercial Online Account Opening (Q4 2021) – nCino		
	Near real time payments (Q1 2021) – Zelle		Integrated Payables – Payments (Q4 2021) – FIS	
	Online loan Origination (Q1 2021) – blend	Commercial Relationship pricing optimization engine (Q1 2022) – precisionlender		Online Access and Portal (Q4 2021) – FIS
	Consumer online account opening (2020) – nCino	SBA Loan Portal (Opening Dec 2021)		
	Automated analytics-based marketing platform deployed with access to all datasets and all businesses (2020 and on-going) – salesforce marketing cloud			
	CRM deployed to 600+ front office employees with rich view of the customer, automated leads, and single view of pipelines for executive team (2020) – salesforce			
	Retail Banking Needs Navigator & Customer Incentive Programs (2020) – salesforce	Self service loan portal and treasury on-boarding (2021) – salesforce		

Foundational

- **Fintech Partnerships Established** Canapi Fund, Alloy, Blend, Plaid, GreenSky, JAM/FINTOP Fund, Informatica — JAM, FINTOP, Informatica, GreenSky, CANAPI, alloy, PLAID
- **CX Platform Customer Feedback (2020, 2021)** — NICE
- **Artificial Intelligence (2020, 2021)** 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (Q2 2021), and Cyber Security (UEBA) — UiPath, nintex
- **Silo-elimination and 360 view of customer (2020)** All sales teams on single sales platform using same 360 view of customer — SAS Viya, Power BI
- **Centralized Data Analytics – Informatica, PowerBI, SAS Viya (2018, 2019, 2020)** Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels.
- **Digital Talent (39 FTE)** Chief Digital Officer, Director – Digital Customer Experience, Director – Enterprise Data Services, Director – Digital Solution Delivery, Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise, Web Development

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16 Loan Portfolio and Asset Quality

17 Commercial Loans and Leases by Industry RE / Rental & Leasing $1,178 27.0% All Others $508 11.6% Skilled Nursing $414 9.5% Construction - General $321 7.3% Manufacturing $273 6.2% Finance and Insurance $232 5.3% Accommodation & Food Svcs $224 5.1% Trans. / Ground Passenger $204 4.7% Assisted Living $191 4.4% Ag., Forestry, & Fishing $179 4.1% General Freight Trucking $169 3.9% Retail Trade $159 3.6% Wholesale Trade $115 2.6% Other Services $103 2.4% Health Care $100 2.3% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.37 billion as of 6/30/22 ($s in millions)

18 Commercial Real Estate Portfolio by Collateral Type Skilled Nursing $441 17.4% Retail $414 16.3% Multi - Family $306 12.0% Industrial / Warehouse $212 8.3% Assisted Living $180 7.1% Hotel/Motel $167 6.6% All Others $160 6.3% Office $149 5.9% Farmland $84 3.3% Residential 1 - 4 Family $74 2.9% C - Store / Gas Station $70 2.8% Special Purpose $70 2.8% Medical Building $67 2.6% Mixed Use / Other $64 2.5% Restaurant $45 1.8% Raw Land $37 1.5% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.54 billion as of 6/30/22 CRE Concentration (as of 6/30/22) CRE as a % of Total Loans 40.3% CRE as a % of Total Risk - Based Capital (1) 267.8% Notes: (1) Represents non - owner occupied CRE loans only ($s in millions)

Accelerating Commercial Loan Growth

26% Annualized Loan Growth Over Trailing 12 Months[(1)]

- **New hires and an increase in productivity of the commercial banking group without increasing the size of the business development team**
- **Addition of expertise in specialty finance and SBA lending**
- **Increased exposure to higher growth markets in Northern Illinois and St. Louis**
- **Successfully moving up market and working with larger clients that have greater financing needs**
- **Effectively leveraging technology investments, including the Salesforce platform, to improve win rate and expand relationships with clients**

Commercial and CRE Loan Production



($ in millions)
$313
$417
$289
$858
$673
$861
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
New Loan Fundings
New Unfunded Commitments

Notes:
1) As of June 30, 2022, excluding PPP loans and commercial FHA warehouse lines of credit

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Midland States Bancorp, Inc.

Deposit Base Shifting More Toward Commercial Deposits

New Business Development Efforts Producing Consistent Inflows of Low-Cost Commercial Deposits

- Commercial banking team more focused on developing full banking relationships
- Treasury Management successfully targeting larger commercial clients
- Larger banking team in St. Louis effectively taking market share
- Effectively leveraging technology investments, including the Salesforce platform, to improve win rate with commercial clients

New Commercial Deposit Accounts



($ in millions)
$61.8
$46.5
$62.4
$59.6
$53.7
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022

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Midland States Bancorp, Inc.

21 Midland Equipment Finance Portfolio Overview ($ in millions) Portfolio Characteristics (as of 6/30/22) Nationwide portfolio providing financing solutions to equipment vendors and end - users Total Outstanding Loans and Leases $985.5 million (17.0% of total loans) Number of Loans and Leases 8,378 Average Loan/Lease Size $117,626 Largest Loan/Lease $1.2 million Weighted Average Rate 4.83% Representative Industries Served Manufacturing, General Freight Trucking, Construction, Transit and Ground Passenger Avg. FICO Score 604 Equipment Finance Outstanding Balances $376 $632 $862 $945 $986 2018 2019 2020 2021 2Q 2022 1.01% 0.49% 0.72% 0.53% 0.00% 2018 2019 2020 2021 1H 2022 NCOs/Average Loans Losses consistently below industry averages

22 GreenSky Consumer Loan Portfolio Overview Delinquency Rate (greater than 60 days) Portfolio Characteristics (as of 6/30/22) Total Outstanding $916.8 million (15.8% of total loans) Number of Loans 404,301 Average Loan Size $2,268 Average FICO Score 772 ▪ Average FICO score of 772 ▪ No losses to MSBI in 10 year history of portfolio Prime Credit 0.23% 0.25% 0.26% 0.25% 0.24% Jun 2021 Sep 2021 Dec 2021 Mar 2022 Jun 2022 ▪ Cash flow waterfall structure » Cash flow from portfolio covers servicing fee, credit losses and our target margin » Excess cash flow is an incentive fee to GreenSky that is available to cover additional losses » GreenSky received incentive fees in 41 of past 42 months including every month in 2020, 2021 and 2022 ▪ Escrow deposits » Escrow deposits absorb losses in excess of cash flow waterfall » Escrow account totaled $39.2 million at 6/30/22 or 4.3% of the portfolio Credit Enhancement

23 Asset Quality NCO / Average Loans • Nonperforming loans increased $4.0 million due to one CRE loan where no loss is expected • Generally positive trends in the loan portfolio with continued upgrades of watch list loans • Delinquencies in consumer portfolio remain exceptionally low • Net charge - offs of $2.8 million, or 0.20% of average loans • Provision for credit losses on loans of $4.7 million primarily related to the growth in total loans and weakening economic conditions Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.27% 1.11% 0.81% 0.95% 0.98% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 0.33% 0.25% 0.37% 0.17% 0.20% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

24 Changes in Allowance for Credit Losses ACL 3/31/22 ACL 6/30/22 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk ratings ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

25 ACL by Portfolio Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 747,782 $ 5,412 0.72% $ 796,498 $ 5,078 0.64% Warehouse Lines 23,872 - 0.00% 83,999 - 0.00% Commercial Other 643,477 7,336 1.14% 641,628 7,543 1.18% Equipment Finance 546,267 7,068 1.29% 528,572 7,288 1.38% Paycheck Protection Program 6,409 10 0.15% 22,862 34 0.15% Lease Financing 439,202 6,765 1.54% 429,000 7,264 1.69% CRE non - owner occupied 1,480,031 18,861 1.27% 1,291,239 18,132 1.40% CRE owner occupied 524,587 6,037 1.15% 499,871 5,646 1.13% Multi - family 265,749 2,610 0.98% 252,507 2,163 0.86% Farmland 65,288 366 0.56% 70,424 336 0.48% Construction and Land Development 203,955 1,101 0.54% 188,668 816 0.43% Residential RE First Lien 279,628 3,025 1.08% 268,787 2,924 1.09% Other Residential 60,474 391 0.65% 60,544 364 0.60% Consumer 98,558 379 0.38% 101,692 310 0.30% Consumer Other (1) 986,813 2,615 0.26% 939,104 2,362 0.25% Total Loans 5,795,544 54,898 0.95% 5,539,961 52,938 0.96% Loans (excluding GreenSky, PPP and warehouse lines) 4,716,721 52,080 1.10% 4,452,413 50,401 1.13% June 30, 2022 Notes: (1) Primarily consists of loans originated through GreenSky relationship ($ in thousands) March 31, 2022

26 Recent Financial Trends

27 Overview of 2Q22 27 Completion of FNBC Branch Purchase Higher Earnings and Improved Returns • Low - risk, easily digestible, immediately earnings accretive transaction • Added $80 million of low - cost deposits • New Mokena branch will support increased business development efforts in greater Chicagoland area Positive Trends Across Key Metrics • NIM increased 15 basis points from prior quarter to 3.65% • Growing balances of noninterest - bearing and lower - cost interest - bearing deposits • Efficiency Ratio (1) improved to 53.1% from 55.7% in prior quarter • Net income of $21.9 million, or $0.97 diluted EPS, up from $0.92 in prior quarter • Pre - tax, pre - provision earnings (1) of $35.9 million, up from $32.0 million in prior quarter • ROAA of 1.19%, ROATCE (1) of 19.14%, and Adjusted PTPP ROAA (1) of 1.95% all increased from prior quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Continued Strong Loan Production • Strong growth in community banking markets including St. Louis • Total loans increased 18.5% annualized • CRE loans, including multifamily, increased $222 million from the end of the prior quarter

28 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $255.6 million from prior quarter to $5.80 billion • Growth in CRE loans, equipment finance, conventional commercial loans, and consumer loans offset lower end - of - period balances on commercial FHA warehouse credit lines and lower PPP loans • Equipment finance balances increased $27.9 million, or 2.9% from end of prior quarter • Excluding PPP loans and commercial FHA warehouse credit lines, total loans increased at an annualized rate of 24.5% during 2Q22 • PPP loans were $6.4 million at June 30, 2022, a decrease of $16.5 million from Mar. 31, 2022 Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,836 $4,916 $5,225 $5,540 $5,796 4.43% 4.42% 4.36% 4.40% 4.49% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total Loans Average Loan Yield 2Q 2022 1Q 2022 2Q 2021 Commercial loans and leases $ 1,830 $ 1,867 $ 1,831 Commercial real estate 2,336 2,114 1,540 Construction and land development 204 189 213 Residential real estate 340 329 367 Consumer 1,085 1,041 885 Total Loans $5,796 $5,540 $4,836 Total Loans ex. Commercial FHA Lines and PPP $5,765 $5,433 $4,560

29 Total Deposits Total Deposits and Cost of Deposits • Total deposits increased $126.9 million from prior quarter to $6.18 billion • Increase driven by higher balances of noninterest - bearing and lower - cost interest - bearing deposits • Strengthened commercial banking and treasury management teams consistently generating new relationships that provide steady inflow of low - cost commercial deposits Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,196 $5,601 $6,111 $6,057 $6,184 0.23% 0.19% 0.15% 0.15% 0.25% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total Deposits Cost of Deposits 2Q 2022 1Q 2022 2Q 2021 Noninterest - bearing demand $ 1,972 $ 1,965 $ 1,366 Interest - bearing: Checking 1,809 1,779 1,619 Money market 1,028 964 788 Savings 740 711 669 Time 620 619 722 Brokered time 15 19 32 Total Deposits $6,184 $6,057 $5,196

30 • Net interest income increased 7.9% from the prior quarter due primarily to higher average loan balances and an increase in net interest margin • Net interest margin increased 15 bps from prior quarter due to the redeployment of excess liquidity into the loan portfolio and higher average yield on earning assets • Average cash and cash equivalents declined by $157.7 million compared to prior quarter • Average rate on new and renewed loan originations increased 69 bps to 4.79% in June 2022 from 4.10% in March 2022 » Midland Equipment Finance yields increased 84 bps; other commercial loan yields increased 69 bps Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $1.3 $1.0 $0.8 $0.6 $0.6 $50.1 $51.4 $54.3 $56.8 $61.3 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 NII Accretion Income 0.09% 0.07% 0.04% 0.03% 0.03% 3.29% 3.34% 3.25% 3.50% 3.65% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 NIM Accretion Income

31 • During 2Q22, assets under administration decreased $446.2 million, primarily due to market performance • Wealth Management revenue declined due to lower AUA Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $4,078 $4,058 $4,217 $4,044 $3,598 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 $6.53 $7.18 $7.18 $7.14 $6.14 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

32 Noninterest Income • Noninterest income decreased 6.4% from prior quarter, primarily due to lower wealth management revenue • Impairment on commercial MSRs impacted noninterest income by $0.9 million and $0.4 million in 2Q22 and 1Q22, respectively • Decline in wealth management and larger commercial MSRs impairment partially offset by higher deposit service charges and interchange revenue resulting from growth in client base Noninterest Income (in millions) $17.4 $15.1 $22.5 $15.6 $14.6 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other

33 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 53.1% in 2Q22 vs. 55.7% in 1Q22 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense was up slightly from the prior quarter primarily due to a modest increase in staffing levels and higher incentive compensation • Operating expense run - rate expected to be $41.0 - $42.0 million in 2022 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 2Q22 1Q22 Integration and acquisition related expenses ($0.3) ($0.1) $7.6 $0.3 $5.0 $0.1 $0.3 $48.9 $41.3 $45.8 $40.9 $41.3 60.2% 58.8% 52.6% 55.7% 53.1% 50.0% 55.0% 60.0% 65.0% 70.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

34 Outlook

35 Outlook • Loan pipeline remains strong, but loan growth expected to moderate in second half of 2022 as higher rates and uncertain economic conditions are likely to have a greater impact on loan demand • Continued loan growth, NIM expansion, and expense control should drive further increases in earnings and returns during second half of 2022 • Strong financial performance should lead to increase in capital ratios as balance sheet growth slows during second half of 2022, while additional options for further strengthening capital are evaluated • New leadership in Wealth Management focused on increasing cross - selling across client base and improving business development efforts to generate higher rate of organic growth • Well positioned with more diversified CRE loan portfolio and C&I portfolio focused on larger, stronger commercial enterprises 35

36 Long - Term Formula for Enhancing Shareholder Value Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Stable Sources of Recurring Income

37 APPENDIX

38 ESG: A Framework for Sustainability Environmental Facilities • Our Corporate HQ, built in 2011, is LEED (Silver) Certified. • We have installed solar power in 10 Midland locations. • We have made more than $50+ million of credit available for residential solar projects since 2011. • We have also completed more than $540 million of financing for 18 “green” (LEED, Energy Star, etc.) multi - family/health care facilities through our Love Funding subsidiary since 2017. Paper Reduction • More than 40% of our customers use paperless statements and Midland has had a digitization/paper elimination program in place since 2010. Social Community Outreach • Midland States Bank has been serving families and businesses in our communities for more than 140 years, offering products and services based on the needs of our customers. • We work with more than 150 low - to - moderate income (“LMI”) and minority focused community development groups in our banking markets to help insure our community development programs address the needs of each of our markets. • The Midland Institute CEO Program, a unique program designed to teach and create entrepreneurial opportunities to teens, was first created by our Bank in 2008 for the local Effingham, Illinois high schools and has now grown to be offered by 229 high schools in six states. Culture and People • Since 2008 Midland has provided all employees personal and professional development through an acclaimed third - party training company. • Midland’s Advanced Study for Talent Enrichment and Resource Training (“MASTERS”) program serves to develop future leaders of the Company. To date 59% of participants have been women or minority employees. • Midland launched its Diversity & Inclusion Council in April 2020 to focus on diversity in the workplace and workforce. Philanthropy • $30 million of investment towards community development goals targeted for the 2019 - 2021 period. Financial Education • Since 2015 we have held more than 240 financial literacy seminars in LMI/minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • Through our Believable Banking® Residential Mortgage and Home Improvement Loan Programs we have made more than $31 million of loans to consumers underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers and online with materials designed to clearly describe the features, costs and alternatives available to our customers, including through dual - language materials and our ADA compliant website. • Midland has provided $877 million of financing for 148 affordable multi - family and health care projects since 2015. Governance Reputation • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board composition includes 40% women and minorities, and our criteria for identifying directors includes seeking diverse individuals. Oversight of Strategy and Risk • The Company’s Chair and CEO roles been separate since the Company’s inception (1988). • Our Board of Directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management. • Our ERM program evaluates risk in each of our businesses and operational departments, including asset and liability management, and our Chief Risk Officer reports directly to the Audit and Risk and Compliance Committees of the Company’s Board of Directors. Data Security • Robust data security programs and a Privacy Policy under which we do not sell or share customer information with non - affiliated entities. Management of Legal and Regulatory Environment • All continuing directors except our CEO are “independent” pursuant to applicable SEC/NASDAQ rules. • Our Executive Compensation, including all performance related compensation, is also evaluated under our ERM to ensure compliance with the FDIC’s Interagency Guidelines Establishing Standards for Safety and Soundness and the Sound Incentive Compensation Policies issued jointly by the federal financial institutions regulatory agencies. • All cash and equity incentive programs for executive officers include operating metrics and/or four - year vesting periods .

39 Paycheck Protection Program Overview Paycheck Protection Program (as of 6/30/22) Loans Outstanding $6.4 million Total Fees Earned $15.1 million Fees Recognized in 2Q22 $0.7 million Remaining Fees to be Recognized $0.2 million Impact on 2Q22 Financials At or for the Three Months Ended 6/30/22 Metrics Excluding PPP Impact Total Loans $5.80 billion $5.79 billion Average Loans $5.68 billion $5.66 billion Net Interest Income FTE (1) $61.3 million $60.9 million Net Interest Margin (1) 3.65% 3.62% ACL/Total Loans 0.96% 0.96% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 to 60 month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 3/31/22 As of 6/30/22 Loans Submitted to SBA $362.7 million $378.2 million Loans Forgiven by SBA $357.2 million $374.0 million Percentage of PPP Loans Forgiven 93.9% 98.3%

40 Capital and Liquidity Overview Capital Ratios (as of 6/30/22) Liquidity Sources (as of 6/30/22) 6.22% 7.66% 7.98% 8.63% 11.44% 9.85% 9.12% 9.85% 10.60% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 270.1 Unpledged Securities 261.5 FHLB Committed Liquidity 1,159.5 FRB Discount Window Availability 22.7 Total Estimated Liquidity $ 1,713.8 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 Other Liquidity Holding Company Cash Position of $35.6 Million Holding Company Line of Credit of $15.0 Million

41 Appendix: Reconciliation of TBV Per Share 41 (dollars in thousands, except per share data) 2021 2020 2019 2018 2017 Shareholders' Equity to Tangible Common Equity: Total shareholders' equity—GAAP 663,837$ 621,391$ 661,911$ 608,525$ 449,545$ Adjustments: Preferred stock - - - (2,781) (2,970) Goodwill (161,904) (161,904) (171,758) (164,673) (98,624) Other intangibles (24,374) (28,382) (34,886) (37,376) (16,932) Tangible Common Equity 477,559$ 431,105$ 455,267$ 403,695$ 331,019$ Total Assets to Tangible Assets: Total assets—GAAP 7,443,805$ 6,868,540$ 6,087,017$ 5,637,673$ 4,412,701$ Adjustments: Goodwill (161,904) (161,904) (171,758) (164,673) (98,624) Other intangibles (24,374) (28,382) (34,886) (37,376) (16,932) Tangible Assets 7,257,527$ 6,678,254$ 5,880,373$ 5,435,624$ 4,297,145$ Common Shares Outstanding 22,050,537 22,325,471 24,420,345 23,751,798 19,122,049 Tangible Common Equity to Tangible Assets 6.58% 6.46% 7.74% 7.43% 7.70 % Tangible Book Value Per Share 21.66$ 19.31$ 18.64$ 17.00$ 17.31$ As of December 31,

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For the Years Ended December 31, 2021	2020	2019	2018	2017	2016
Income before income taxes - GAAP	$ 99,112	$ 32,014	$ 72,471	$ 50,805	$ 26,471	$ 50,431
Adjustments to noninterest income:						
Gain on sales of investment securities, net	537	1,721	674	464	222	14,702
Gain on termination of hedged interest rate swap	2,159	-	-	-	-	-
Other income	48	(17)	(29)	89	(67)	(608)
Total adjustments to noninterest income	2,744	1,704	645	553	155	14,094
Adjustments to noninterest expense:						
Impairment related to facilities optimization	-	12,847	3,577	-	1,952	2,099
Loss (gain) on mortgage servicing rights held for sale	222	1,692	(490)	458	4,059	-
FHLB advances prepayment fees	8,536	4,872	-	-	-	-
Loss on repurchase of subordinated debt	-	193	1,778	-	-	511
Integration and acquisition expenses	4,356	2,309	5,493	24,015	17,738	2,343
Total adjustments to noninterest expense	13,114	21,913	10,358	24,473	23,749	4,953
Adjusted earnings pre tax	109,482	52,223	82,184	74,725	50,065	41,290
Adjusted earnings tax	26,261	12,040	19,358	17,962	15,170	14,064
Adjusted earnings - non-GAAP	$ 83,221	$ 40,183	$ 62,826	$ 56,763	$ 34,895	$ 27,226
Preferred stock dividends, net	-	-	46	141	83	-
Adjusted earnings available to common shareholders - non-GAAP	$ 83,221	$ 40,183	$ 62,780	$ 56,622	$ 34,812	$ 27,226

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Years Ended December 31, 2021	2020	2019	2018	2017	2016
Adjusted earnings pre tax - non- GAAP	$ 109,482	$ 52,223	$ 82,184	$ 74,725	$ 50,065	$ 41,290
Provision for credit losses	3,393	44,361	16,985	9,430	9,556	5,591
Impairment on commercial mortgage servicing rights	7,532	12,337	2,139	(449)	2,324	3,135
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 120,407	$ 108,921	$ 101,308	$ 83,706	$ 61,945	$ 50,016
Adjusted pre-tax, pre-provision return on average assets	1.75 %	1.67 %	1.74 %	1.53 %	1.57 %	1.63 %

42

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

(dollars in thousands)	2021	2020	2019	2018	2017	2016
	For the Years Ended December 31,					
Noninterest expense - GAAP	$ 175,069	$ 184,010	$ 175,641	$ 191,643	$ 152,997	$ 121,289
Adjustments to noninterest expense:						
Net expense from FDIC loss share termination agreement	-	-	-	-	-	(351)
Impairment related to facilities optimization	-	(12,847)	(3,577)	-	(1,952)	(2,099)
(Loss) gain on mortgage servicing rights held for sale	(222)	(1,692)	490	(458)	(4,059)	-
FHLB advances prepayment fees	(8,536)	(4,872)	-	-	-	-
Loss on repurchase of subordinated debt	-	(193)	(1,778)	-	-	(511)
Integration and acquisition expenses	(4,356)	(2,309)	(5,493)	(24,015)	(17,738)	(2,343)
Adjusted noninterest expense	$ 161,955	$ 162,097	$ 165,283	$ 167,170	$ 129,248	$ 115,985
Net interest income - GAAP	$ 207,675	$ 199,136	$ 189,815	$ 180,087	$ 129,662	$ 105,254
Effect of tax-exempt income	1,543	1,766	2,045	2,095	2,691	2,579
Adjusted net interest income	209,218	200,902	191,860	182,182	132,353	107,833
Noninterest income - GAAP	69,899	61,249	75,282	71,791	59,362	72,057
Adjustments to noninterest income:						
Impairment (recapture) on commercial mortgage servicing rights	7,532	12,337	2,139	(449)	2,324	3,135
Gain on sales of investment securities, net	(537)	(1,721)	(674)	(464)	(222)	(14,702)
Gain on termination of hedged interest rate swap	(2,159)	-	-	-	-	-
Other income	(48)	17	29	(89)	67	608
Adjusted noninterest income	74,687	71,882	76,776	70,789	61,531	61,098
Adjusted total revenue	$ 283,905	$ 272,784	$ 268,636	$ 252,971	$ 193,884	$ 168,931
Efficiency ratio	57.05 %	59.42 %	61.53 %	66.08 %	66.66 %	68.66 %

43

Midland States Bancorp, Inc.

44 (dollars in thousands) Adjusted earnings $ 43,006 $ 83,221 $ 40,183 $ 62,780 $ 56,622 $ 34,812 Average total shareholders' equity—GAAP $ 650,126 $ 642,698 $ 634,995 $ 638,307 $ 569,537 $ 399,061 Adjustments: Preferred stock - - - (1,561) (2,882) (1,707) Goodwill (161,904) (161,904) (168,821) (166,721) (151,546) (76,394) Other intangible assets, net (23,101) (26,733) (31,501) (35,344) (37,507) (13,437) Average tangible common equity $ 465,121 $ 454,061 $ 434,673 $ 434,681 $ 377,602 $ 307,523 ROATCE 18.65% 18.33% 9.24% 14.44% 15.00% 11.32% MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Adjusted Return on Average Tangible Common Equity (ROATCE) 201720182019 For the Years Ended December 31, 20202021 June 30, 2022 Months Ended For the Six

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Income before income taxes - GAAP	$ 29,167	$ 27,389	$ 30,600	$ 25,431	$ 19,041
Adjustments to noninterest income:					
Loss (gain) on sales of investment securities, net	101	-	-	(160)	(377)
(Gain) on termination of hedged interest rate swap	-	-	(1,845)	-	-
Other income	-	-	-	-	27
Total adjustments to noninterest income	101	-	(1,845)	(160)	(350)
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	-	-	-	(79)	(143)
FHLB advances prepayment fees	-	-	(4,859)	-	(3,669)
Integration and acquisition expenses	(324)	(91)	(171)	(176)	(3,771)
Total adjustments to noninterest expense	(324)	(91)	(5,030)	(255)	(7,583)
Adjusted earnings pre tax	29,592	27,480	33,785	25,526	26,274
Adjusted earnings tax	7,401	6,665	8,369	5,910	6,519
Adjusted earnings - non-GAAP	$ 22,191	$ 20,815	$ 25,416	$ 19,616	$ 19,755
Adjusted diluted earnings per common share	$ 0.98	$ 0.92	$ 1.12	$ 0.86	$ 0.86
Adjusted return on average assets	1.21 %	1.16 %	1.39 %	1.15 %	1.17 %
Adjusted return on average shareholders' equity	13.84 %	12.84 %	15.44 %	11.94 %	12.36 %
Adjusted return on average tangible common equity	19.41 %	17.89 %	21.65 %	16.82 %	17.52 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Adjusted earnings pre tax - non-GAAP	$ 29,592	$ 27,480	$ 33,785	$ 25,526	$ 26,274
Provision for credit losses	5,441	4,167	467	(184)	(455)
Impairment on commercial mortgage servicing rights	869	394	2,072	3,037	1,148
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 35,902	$ 32,041	$ 36,324	$ 28,379	$ 26,967
Adjusted pre-tax, pre-provision return on average assets	1.95 %	1.79 %	1.98 %	1.67 %	1.60 %

Midland States Bancorp, Inc.

45

46 (dollars in thousands) Noninterest expense - GAAP $ 41,339 $ 40,884 $ 45,757 $ 41,292 $ 48,941 (Loss) on mortgage servicing rights held for sale - - - (79) (143) FHLB advances prepayment fees - - (4,859) - (3,669) Integration and acquisition expenses (324) (91) (171) (176) (3,771) Adjusted noninterest expense $ 41,015 $ 40,793 $ 40,727 $ 41,037 $ 41,358 Net interest income - GAAP $ 61,334 $ 56,827 $ 54,301 $ 51,396 $ 50,110 Effect of tax-exempt income 321 369 372 402 383 Adjusted net interest income 61,655 57,196 54,673 51,798 50,493 Noninterest income - GAAP 14,613 15,613 22,523 15,143 17,417 Impairment on commercial mortgage servicing rights 869 394 2,072 3,037 1,148 Loss (gain) on sales of investment securities, net 101 - - (160) (377) (Gain) on termination of hedged interest rate swap - - (1,845) - - Other - - - - 27 Adjusted noninterest income 15,583 16,007 22,750 18,020 18,215 Adjusted total revenue $ 77,238 $ 73,203 $ 77,423 $ 69,818 $ 68,708 Efficiency ratio 53.10% 55.73% 52.61% 58.78% 60.19% MIDLAND STATES BANCORP, INC. Efficiency Ratio Reconciliation RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 December 31, For the Quarter Ended September 30, 20212022 March 31, 2022 June 30, 2021 June 30,

47 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 636,188 $ 644,986 $ 663,837 $ 657,844 $ 648,186 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (23,559) (22,976) (24,374) (26,065) (27,900) Tangible common equity $ 450,725 $ 460,106 $ 477,558 $ 469,875 $ 458,382 Total Assets to Tangible Assets: Total assets—GAAP $ 7,435,812 $ 7,338,715 $ 7,443,805 $ 7,093,959 $ 6,630,010 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (23,559) (22,976) (24,374) (26,065) (27,900) Tangible assets $ 7,250,349 $ 7,153,835 $ 7,257,527 $ 6,905,990 $ 6,440,206 Common Shares Outstanding 22,060,255 22,044,626 22,050,537 22,193,141 22,380,492 Tangible Common Equity to Tangible Assets 6.22% 6.43% 6.58% 6.80% 7.12% Tangible Book Value Per Share $ 20.43 $ 20.87 $ 21.66 $ 21.17 $ 20.48 (dollars in thousands) Net income $ 21,883 $ 20,749 $ 23,107 $ 19,548 $ 20,124 Average total shareholders' equity—GAAP $ 643,004 $ 657,327 $ 652,892 $ 651,751 $ 641,079 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,570) (23,638) (25,311) (27,132) (26,931) Average tangible common equity $ 458,530 $ 471,785 $ 465,677 $ 462,715 $ 452,244 ROATCE 19.14% 17.84% 19.69% 16.76% 17.85% Return on Average Tangible Common Equity (ROATCE) 2021 June 30, 2021 June 30, 2021 September 30, 2021 December 31, For the Quarter Ended 2022 March 31, 2022 June 30, MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 December 31, As of September 30, 20212022 March 31, 2022 June 30,